NONQUALIFIED STOCK OPTION AGREEMENT

                             SUNRISE RESOURCES, INC.


     THIS AGREEMENT is made effective as of this 18th day of June, 1997 by and between Sunrise Resources, Inc. a Minnesota corporation (the "Company"), and Peter J. King ("Optionee").

                              W I T N E S S E T H:

     WHEREAS, Optionee on the date hereof serves as the Chairman of the Board of the Company and as an officer and employee;

     WHEREAS, in consideration of Optionees past services to the Company, the reliance of his continuing to serve the Company in his capacity as Chairman of the Board and his providing certain services set forth in an agreement between the Company and Peter King and the King Management Corporation, the Company wishes to grant a non-qualified incentive stock option to Optionee to purchase shares of the Company's Common Stock; and

     WHEREAS, the Company's Board of Directors has authorized the grant of a non-qualified stock option to Optionee and has determined that, as of the effective date of this Agreement, the fair market value of the Company's Common Stock is $3.375 per share;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee on the date set forth above (the "Date of Grant"), the right and option (the "Option") to purchase all or portions of an aggregate of Two Hundred Seventy Thousand Seven Hundred Fifty-three (270,753) shares of Common Stock at a per share price of $3.375 on the terms and conditions set forth herein which the Company deems to be the fair market value of the stock as of June 18, 1997. This Option is a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 442, or any successor provision, of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

     2. Duration and Exercisability.

     a. Except as otherwise provided in Paragraph 2(d) below, the term during which this Option may be exercised shall terminate on June 18, 2002. Unless any of the events set forth in Paragraph 2(c) occur, this Option shall not be exercisable until June 18, 2001, at which time the Option shall become exercisable to the extent of one hundred percent (100%) of the total number of shares granted if Optionee meets the conditions of Paragraph 2(d). Once the Option becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares specified in Paragraph 1 above, Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option's termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.

     b. During the lifetime of Optionee, this Option shall be exercisable only by Optionee or by Optionee's guardian or other legal representative, and shall not be assignable or transferable by Optionee, in whole or in part, other than by will or by the laws of descent and distribution. If Optionee attempts to transfer any part of this Option during his lifetime, such transfer shall be void and this Option shall, to the extent not fully exercised, terminate.

     c. Notwithstanding the provisions of Paragraph 2(a) above, this Option shall become immediately exercisable in full on June 18, 1999, if there has been no interruption of the Company's ability to obtain funding for its vendor programs through King Management or through conventional sources. If the financial affairs of the Company improve to a point where the Board of Directors determines that Optionee's and King Management's commitment (as defined in an agreement between Optionee and the Company dated June 16, 1997) is no longer required, this Option shall become immediately exercisable in full on the earlier of June 18, 1999, and the date of such determination. If the exercisability of this Option is accelerated under this Paragraph 2(c), this Option may thereafter be exercised by Optionee at any time prior to the expiration of the option term by Optionee; provided, however, that if Optionee becomes totally disabled or dies prior to exercising this Option, this Option may be exercised at any time prior to June 18, 2002, or within 180 days of Optionee's death or total disability, whichever is later, by Optionee's guardian, personal representative or his estate. To the extent this Option is not exercised prior to expiration or within such 180-day period, whichever is applicable, all rights under this Option shall be forfeited.

     d. If the exercisability of this Option does not accelerate under Paragraph 2(c) above, this Option will become immediately exercisable in full on June 18, 2001, if on such date Optionee continues to serve as the Chairman of the Board and as an officer and employee of the Company. If Optionee becomes totally disabled or dies after June 18, 2001, and has not exercised this Option, this Option may be exercised at any time prior to June 18, 2002, or within 180 days after Optionee's death or total disability, whichever is later, by Optionee's guardian, personal representative or his estate. To the extent this Option is not exercised prior to expiration or within such 180-day period, whichever is applicable, all rights under this Option shall be forfeited.

     3. Manner of Exercise.

     a. This Option may be exercised only by Optionee (or other proper party in the event of death or disability) by delivering within the Option Period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and the appropriate payment that complies with the terms of this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the Option period as provided herein.

     b. Payment of the Option price by Optionee shall be in the form of cash, or check As soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership. For purposes of this Agreement, "previously acquired shares of Common Stock" shall include shares of Common Stock that are already owned by Optionee at the time of exercise.

     4. Miscellaneous.

     a. This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or service as Chairman nor will it interfere in any way with the right of the Company to terminate such employment. Optionee shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option.

     b. Optionee agrees that, if an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company is treated as a "pooling of interests" under generally accepted accounting principles and Optionee is an "affiliate" of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such change of control transaction, Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

     c. The Administrator may require that the certificates for any shares of Common Stock purchased by Optionee (or, in the case of death, Optionee's successors) shall bear an appropriate legend to reflect the fact that the shares are not freely tradeable.

     d. Certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an appropriate adjustment, reduction or enlargement by the Board of Directors, to reflect any such changes, in Optionee's rights with respect to any unexercised portion of the Option (i.e., Optionee shall have such "anti-dilution" rights under the Option with respect to such events, but shall not have "preemptive" rights).

     e. The Company  shall at all times  during the option term reserve and keep
available   such  number  of  shares  as  will  be  sufficient  to  satisfy  the requirements of this Agreement.

     f. The Company may take such action as it deems appropriate to insure that all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee. If the Company is unable to withhold such federal and state taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Optionee may, subject to the approval and discretion of the Board of Directors or such other administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company's Common Stock having a fair market value equal to such obligations.

     g. At the request of the Optionee, the Company agrees that it will register the Option and the underlying shares of Common Stock with the Securities and Exchange Commission on a Form S-8 Registration Statement, or any successor registration statement.

     h. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted herein.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                SUNRISE RESOURCES, INC.

                                By Special Committee of the Board of Directors


                                /s/ Thomas R. King
                                Thomas R. King

                                /s/ Donald R. Brattain
                                Donald R. Brattain


                                OPTIONEE:


                                /s/ Peter J. King
                                Peter J. King